FIRST AMENDMENT TO
RAPID MICRO BIOSYSTEMS, INC.
2023 INDUCEMENT PLAN

A.The Rapid Micro Biosystems, Inc. 2023 Inducement Plan, as may be amended from time to time (the “2023 Plan”), is hereby amended by deleting the paragraph in Section 11.23 in its entirety and substituting the following in lieu thereof:
“11.23 Overall Share Limit” means 555,000 Shares.”

B.The effective date of this first Amendment shall be February 6, 2024.
C.Except as amended herein, the 2023 Plan is confirmed in all respects.